                                                                     EXHIBIT 4.1

                                  $135,000,000
                         Michael Petroleum Corporation
                         11 1/2% Senior Notes due 2005

                               PURCHASE AGREEMENT

                                                                  March 30, 1998

BEAR, STEARNS & CO. INC.
JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y. 10167

Ladies and Gentlemen:

         Michael Petroleum Corporation (the "Company"), a Texas corporation and a wholly owned subsidiary of Michael Holdings, Inc., a Texas corporation ("MHI"), proposes to issue and sell to you (the "Initial Purchasers"), upon the terms set forth herein ("this Agreement"), $135,000,000 principal amount of the Company's 11 1/2% Senior Notes due 2005 (the "Notes"). The Notes will be issued pursuant to an indenture, to be dated as of April 2, 1998 (the "Indenture") by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), substantially in the form previously furnished to you. Concurrently herewith, the Company and each of the Initial Purchasers will enter into a Registration Rights Agreement, of even date herewith (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Company has agreed, among other things, to file with, and cause to be declared effective by, the Securities and Exchange Commission (the "Commission") a registered exchange offer under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange the Notes for a like principal amount of debt securities of the Company which have been registered under the Securities Act identical in all material respects to the Notes.

         Capitalized terms not specifically defined herein are defined in the Offering Memorandum referred to below, and used herein as so defined.

         1.      Representations and Warranties of the Company and MHI.

         The Company and MHI, jointly and severally, represent and warrant to each of the Initial Purchasers as follows:

                 a. The Company has prepared and furnished to the Initial Purchasers a preliminary offering memorandum, dated March 14, 1998, with respect to the Notes that is subject to completion (hereafter, the "Preliminary Memorandum") and is also preparing and furnishing to the Initial Purchasers a final offering memorandum, dated the date hereof, with respect to the Notes that includes information with respect to the rate of interest on the Notes and other data (hereafter, the "Definitive Memorandum" and, collectively with the Preliminary Memorandum, the "Offering Memorandum"). The Definitive Memorandum, at the date thereof and at all times thereafter to and including the Closing Date (as hereinafter defined) does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Initial Purchasers specifically for inclusion in the Offering Memorandum. The Preliminary Memorandum, at the date thereof and at all times subsequent thereto to the date hereof, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued.

                 b. Subsequent to the respective dates as of which information is given in the Definitive Memorandum, except as set forth in the Definitive Memorandum, there has not been any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and MHI, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included in the Definitive Memorandum, neither the Company nor MHI has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and MHI taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business or that are fully reflected or disclosed in the Definitive Memorandum.

                 c. Each of the Company and MHI has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement, the Indenture and the Notes and to consummate the transactions contemplated thereby.

                 d. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except insofar as (i) such enforcement may be subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto. This Agreement has been duly and validly authorized, executed and delivered by MHI and is a valid and binding agreement of MHI enforceable against it in accordance with its terms, except insofar as (i) such enforcement may be subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto. This Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                 e. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes and application of the proceeds of the sale thereof as set forth in the Offering Memorandum, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or MHI pursuant to, the terms of any agreement, instrument, franchise, license or permit to or by which the Company or MHI is a party or may be bound (other than those as to which requisite waivers or consents have been obtained by the Company or MHI), or (ii) violate or conflict with any provision of the articles of incorporation, by-laws or equivalent instruments of the Company or MHI or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or MHI or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or MHI or any of their respective properties or assets is required, which has not been obtained, for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes or the consummation of the transactions contemplated hereby and thereby except as may be required for compliance with federal and state securities laws in connection with the purchase of the Notes by the Initial Purchasers and performance of the Company's obligations under the Registration Rights Agreement.

                 f. Each of the Company and MHI has been duly formed, is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority required to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to transact business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (i) result, individually or in the aggregate, in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and MHI, taken as a whole, (ii) interfere with or adversely affect the issuance or marketability of the Notes pursuant hereto or (iii) in any manner draw into question the validity of this Agreement, the Registration Rights Agreement, the Indenture or the Notes or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (i), (ii) or (iii), a "Material Adverse Effect").

                 g. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by MHI, free and clear of any security interest, claim, lien or encumbrance, except for security interests relating to the T.E.P. Financing. All of the outstanding shares of capital stock of MHI have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned as set forth in the Offering Memorandum under the caption "Principal Shareholders", free and clear of any security interest, claim, lien or encumbrance, except for encumbrances relating to that certain Amended and Restated Shareholders Agreement dated December 4, 1996, by and among MHI and its shareholders. On the Closing Date, there will not be any rights granted to or in favor of any person to acquire, at present or in the future, any such capital stock or other equity interests of the Company or MHI, except as disclosed in the Offering Memorandum. The Company has no subsidiaries, and MHI has no subsidiaries other than the Company.

                 h. The authorized, issued and outstanding capital stock of the Company, as of December 31, 1997, was (i) 100,000,000 shares of common stock, par value $.10 per share, authorized ("Common Stock"), of which 10,000 shares are issued and outstanding and (ii) 50,000,000 shares of preferred stock, par value $.10 per share, authorized (the "Preferred Stock"), of which no shares are issued and outstanding. No additional shares of capital stock of the Company have been authorized or issued since December 31, 1997. As of the Closing Date, all of the outstanding shares of Common Stock will have been duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in the Offering Memorandum, (i) there will be no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company; (ii) there will be no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock; and
(iii) there will be no agreements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party.

                 i. The authorized, issued and outstanding capital stock of MHI, as of December 31, 1997, was (i) 100,000,000 shares of common stock, par value $.10 per share, authorized ("MHI Common Stock"), of which 773,425 shares are issued and outstanding and (ii) 50,000,000 shares of preferred stock, par value $.10 per share, authorized, of which no shares are issued and outstanding. No additional shares of capital stock of MHI have been authorized or issued since December 31, 1997. As of the Closing Date, all of the outstanding shares of MHI Common Stock will have been duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in the Offering Memorandum, (i) there will be no outstanding securities of MHI convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of MHI; (ii) there will be no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating MHI to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock; and
(iii) there will be no agreements with respect to the voting, sale or transfer of any shares of capital stock of MHI to which MHI is a party.

                 j. The Notes have been duly and validly authorized by all necessary corporate action and, when authenticated by the Trustee and issued, sold and delivered by the Company pursuant to this Agreement against payment therefor, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except insofar as such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Notes, when issued, will conform in all material respects to the description thereof set forth in the Offering Memorandum.

                 k. The Indenture conforms in all material respects to the description thereof set forth in the Offering Memorandum, conforms in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), applicable to indentures to be qualified thereunder, has been duly and validly authorized by all necessary corporate action and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 l. Neither MHI nor the Company is (i) in violation of its charter or by-laws or other governing instrument, (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgment or court decrees) applicable to it or any of its assets or properties (whether owned or leased), except for violations that, individually or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company and MHI, there exists no condition that, with notice, the passage of time or otherwise, would constitute a violation of its charter or bylaws or other governing instrument, or a default under any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which it is a party or by which it or any of its property is bound, except for those defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                 m. There is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and MHI, threatened to which the Company or MHI is or may be a party or to which any of their respective properties or assets is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the best knowledge of the Company and MHI, that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or MHI is or may be subject or to which the properties or assets of the Company or MHI is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Offering Memorandum and is not so disclosed or (y) could reasonably be expected to have a Material Adverse Effect. There is no contract or document material to the Company and MHI, taken as a whole, that would be required to be described in the Offering Memorandum if it were a prospectus included in a registration statement on Form S-3 under the Securities Act that is not so described.

                 n. Each of the Company and MHI has and, after giving effect to the Transactions, will have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, and has made all declarations and filings with and satisfied all eligibility and other similar requirements imposed by all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain any such License or to make any such declaration or filing or satisfy any such requirement would not have a Material Adverse Effect. Neither the Company nor MHI has received any notice of proceedings relating to, or has any reason to believe that any governmental body or agency is considering limiting, suspending, modifying or revoking, any such License that would have a Material Adverse Effect.

                 o. Coopers & Lybrand L.L.P., whose reports are included in the Offering Memorandum, is an independent public accountant (as defined in the Securities Act) with respect to the Company and MHI.

                 p. The consolidated financial statements of MHI and respective notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and stockholders' deficit of MHI (as reflected in such financial statements) in conformity with generally accepted accounting principles on the basis stated therein at the respective dates or for the respective periods to which they apply; the statements of revenues and direct operating expenses and respective notes thereto related to the Lobo Properties and the properties to be acquired pursuant to each of the Conoco Acquisition and the Enron Acquisition present fairly in all material respects the revenues and direct operating expenses of the properties to which they relate in conformity with generally accepted accounting principles on the basis stated therein at the respective dates or for the respective periods to which they apply; all of such statements and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum, in all material respects, present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company and the other entities as to which such information is shown. The pro forma financial statements of MHI included in the Definitive Memorandum have been prepared in accordance with the published rules and regulations of the Commission applicable to pro forma financial statements (except for earnings per share information, which has been omitted from such pro forma financial statements) and the assumptions used in the preparation thereof are reasonable and appropriate to give pro forma effect in all material respects to the transactions or circumstances described therein.

                 q. On December 31, 1997, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto, the application of the net proceeds therefrom and the Transactions, the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under "Capitalization."

                 r. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 s. Neither the Company nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any other person acting on their behalf) has offered the Notes for sale by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Neither the Company nor any of its affiliates has offered the Notes to any person except through the Initial Purchasers. Neither the Company nor any person acting on its behalf (provided that no representation is made as to the Initial Purchasers or any other person acting on their behalf) has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Initial Purchasers and not more than 35 other institutional investors. Neither the Company nor any affiliate (as defined in Rule 501(b) under the Securities
Act) thereof has, directly or indirectly, or through any agent, within the six months preceding the date hereof, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of the sale of any security of the same or a similar class as the Notes other than to the Initial Purchasers pursuant to this Agreement.

                 t. Since the date of the Preliminary Memorandum, none of the Company, MHI or any of their affiliates has (i) sold, bid or, purchased or paid any person any compensation for soliciting purchases of the Notes or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or MHI, other than to the Initial Purchasers pursuant to this Agreement.

                 u. Assuming the accuracy of the Initial Purchasers' representations contained in Section 3 hereof and the Initial Purchasers' compliance with their covenants therein set forth, it is not necessary, in connection with the sale and delivery of the Notes to the Initial Purchasers and the offer and resale of the Notes by the Initial Purchasers, in each case in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                 v. Neither the Company nor MHI (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act, as amended, the Occupational Safety and Health Act, as amended, and comparable state and local laws and other safety, health and environmental conservation or protection laws ("Environmental Laws"), the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect, or (ii) lacks any notices, permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such notice, permit, license or approval, the effect of which would be to cause, individually or in the aggregate, a Material Adverse Effect. Without limitation of the foregoing, there is as of the date hereof no litigation or action pending or, to the best knowledge of the Company and MHI, threatened against the Company or MHI relating to any violation of any Environmental Laws with respect to the assets or business of the Company or MHI which is required to be disclosed in the Offering Memorandum, or which might result, individually or in the aggregate, in a Material Adverse Effect.


                 w. There is no alleged liability, or to the best knowledge of the Company and MHI, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or MHI arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined) at any location leased or owned by the Company or MHI or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could reasonably by expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
(ii) any "hazardous waste"; as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

                 x. Neither the Company nor MHI has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, nor has the Company or MHI engaged in any unfair labor practice, which in each case might result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or MHI or, to the best knowledge of the Company and MHI, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or MHI or, to the best knowledge of the Company and MHI, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or MHI or, to the best knowledge of the Company and MHI, threatened against the Company or MHI and (iii) to the best knowledge of the Company and MHI, no union representation question currently exists with respect to the employees of the Company or MHI and, to the best knowledge of the Company and MHI, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate) such as could not have a Material Adverse Effect.

                 y. All tax returns required to be filed by the Company and MHI in any jurisdiction (including foreign jurisdictions) have been so filed (except to the extent that the failure to make any such filing would not have a Material Adverse Effect), and all taxes, assessments, fees and other charges shown thereon to be due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest. Neither the Company nor MHI knows of any actual or proposed material additional tax assessments for any fiscal period against it or MHI. None of the Company's nor MHI's tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted to the Company or MHI, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 z. The Company and MHI maintain insurance covering their properties, operations, personnel and businesses. In the Company's and MHI's reasonable judgment, such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and MHI and their businesses. Neither the Company nor MHI has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                 aa.      The Company and MHI have and, after giving effect to
the Transactions, will have good and defensible title to their interests in oil and gas properties and good and indefeasible title to all other real and personal property owned by them, in each case free and clear of all liens and defects except such as are described in the Offering Memorandum or would not result in a Material Adverse Effect and do not materially interfere with the use made or proposed to be made of such properties by the Company and MHI; and any real property and buildings held under lease by the Company and MHI are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company and MHI. Except to the extent described in the Offering Memorandum, the leases, options to lease, drilling concessions or other arrangements held by the Company and MHI reflect in all material respects the rights of the Company and MHI to develop the unexplored and undeveloped acreage to produce undeveloped oil and natural gas reserves, as described in the Offering Memorandum. The Company and MHI have exercised reasonable diligence, with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements, as is customary in the industry.

                 bb.      The information which was supplied by the Company to
Huddleston & Co., Inc. ("Huddleston"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Company, Enron Oil & Gas Company and Conoco Inc. as of December 31, 1997, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Huddleston included in the Definitive Memorandum at Annex A (the "Huddleston Letter"); Huddleston was, as of the date of the Huddleston Letter, and is, as of the date hereof, independent with respect to the Company and MHI; other than normal production of the reserves and intervening product price fluctuations, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Definitive Memorandum and as reflected in the Huddleston Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Definitive Memorandum and reflected in the Huddleston Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act. Except as set forth in the Definitive Memorandum, there has been no event, trend or condition that would have the effect of materially revising downward the estimates of pro forma proved reserves of the Company as of December 31, 1997.

                 cc.      Except as (i) disclosed to the Initial Purchasers in
writing, (ii) disclosed in or contemplated by the Definitive Memorandum or
(iii) not required to be disclosed in the Definitive Memorandum, the Company is not engaged in any negotiations, nor is it a party to any existing agreements, arrangements or understandings, with respect to any acquisitions, combinations or dispositions of assets or securities that would be material to the Company and its subsidiaries, taken as a whole.

                 dd.      In reliance upon and subject to the accuracy of the
representations of the Initial Purchasers contained in Section 3 hereof, neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the sale of the Notes to be purchased by the Initial Purchasers is a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), with respect to any employee benefit plans sponsored by the Company or MHI, that is not exempt by statute, regulation or class exemption. The Company and MHI are in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or MHI would have any material liability; neither the Company nor MHI has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company or MHI would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification except, in each case, for any such event as would not have a Material Adverse Effect.

                 ee.      Other than discounts and commissions of the Initial
Purchasers as described in the Definitive Memorandum, no fees or commissions will be payable by the Company to any broker, finder or investment banker with respect to the issuance and sale of any of the Notes pursuant to the terms of this Agreement.

                 ff.      No statement, representation or warranty made by the
Company or MHI in this Agreement or the Registration Rights Agreement or made in any certificate or document required by any of the foregoing agreements to be delivered by the Company or MHI (or their agents, attorneys or representatives) to the Initial Purchasers, is, was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                 gg.      Neither the Company nor any agent thereof acting on
its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the Exchange Notes or the application of proceeds thereof to violate Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any regulation issued pursuant thereto, including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Issue Date.

                 hh.      The Notes, when issued, will not be of the same class
(within the meaning of Rule 144A under the Securities Act) as other securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system of a registered national securities association.

                 ii. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                 jj.      There are no holders of securities of the Company or
MHI who, by reason of the execution by the Company and MHI of this Agreement or by the Company of the Registration Rights Agreement, the Indenture or the Notes, or the consummation by the Company and MHI of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or MHI register, under the Securities Act or analogous foreign laws and regulations, securities held by them in connection with the Exchange Offer.

                 kk.      Neither of the Company nor MHI intends to, nor does
it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company and MHI, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and MHI as they become absolute and matured. The assets of the Company and MHI, taken as a whole, do not constitute unreasonably small capital to carry out the business of the Company and MHI taken as a whole, as conducted or as proposed to be conducted. Upon the issuance of the Notes and the consummation of the Transactions, the present fair saleable value of the assets of the Company and MHI, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and MHI, taken as a whole, as they become absolute and matured. Upon the issuance of the Notes and the consummation of the Transactions, the assets of the Company and MHI, taken as a whole, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Company and MHI, taking into account the projected capital requirements and capital availability of the Company and MHI, taken as a whole.

                 ll. Neither the Company nor any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and MHI make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Notes.

                 mm.      The Company has not taken, or omitted to take, any
action to cause the Notes offered and sold in reliance on Regulation S to be offered and sold in transactions other than in offshore transactions.

                 nn.      The sale of the Notes pursuant to Regulation S is not
part of a plan or scheme to evade the registration provisions of the Securities Act.

                 oo.      The Company, MHI and their respective affiliates and
all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and MHI make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S applicable to them and their activities in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum contains or will contain the disclosure required by Rule 902(h) of the Securities Act.

                 pp.      The Notes sold in reliance on Regulation S will be
represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of Notes by non- U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

                 qq.      The industry and market-related data included in the
Offering Memorandum are based on or derived from sources which the Company and MHI believe to be reliable and accurate in all material respects.

                 rr.      The Company has delivered to the Initial Purchasers
true and correct copies of all documents and agreements related to the Transactions, including all exhibits and schedules thereto.

                 ss.      Neither the Company nor MHI has (i) taken, directly
or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or MHI to facilitate the sale and resale of the Notes or (ii) since the date of the Preliminary Memorandum (A) sold, bid for, purchased or
(B) paid any person (other than the Initial Purchasers pursuant to the terms herein) any compensation for soliciting another to purchase any other securities from the Company or MHI.

                 tt.      No registration under the Securities Act of the Notes
is required for the sale of the Notes to the Initial Purchasers or for the resale of the Notes pursuant to the procedures and upon the terms and subject to the conditions set forth in this Agreement and the Definitive Memorandum, assuming the accuracy of the Initial Purchasers' representations set forth in
Section 3 hereof. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, MHI or any of their respective representatives (other than the Initial Purchasers, as to which the Company and MHI make no representation or warranty) in connection with the offer and sale of any of the Notes or in connection with the resale of the Notes pursuant to the procedures and upon the terms and subject to the conditions set forth in this Agreement and the Definitive Memorandum, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by an general solicitation or advertising. No securities of the same class as the Notes have been offered or sold by the Company or MHI within the six-month period immediately prior to the date hereof.

                 uu.      Each of the Preliminary Memorandum and the Definitive
Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

                 vv. Each certificate signed by any officer of the Company or MHI and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or MHI, as the case may be, to the Initial Purchasers as to the matters covered thereby.

         2.      Purchase, Sale and Delivery of the Notes.

                 a. Subject to the terms and conditions and in reliance upon the representations, warranties and covenants of the Company, MHI and the Initial Purchasers herein set forth, the Company agrees to sell to the Initial Purchasers and the Initial Purchasers agree to purchase from the Company $135,000,000 principal amount of Notes, in the respective principal amounts set forth opposite their names on Schedule I hereto, at a price of 98.249% of their principal amount. The obligations of the Initial Purchasers under this Section 2(a) are several and not joint.

                 b. Delivery of the Notes against payment of the purchase price therefor shall be made at the offices of Fulbright & Jaworski L.L.P. located at 1301 McKinney, Suite 5100, Houston, Texas 77010, or such other location as may be mutually acceptable to the Initial Purchasers and the Company. Such delivery and payment shall be made at 10:00 a.m., New York time, on the third full business day next following the date of this Agreement, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date." One or more certificates evidencing beneficial interests in the Notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or in the name of such other eligible nominee of DTC identified by the Initial Purchasers to the Company in writing at least two full business days prior to the Closing Date, in the principal amounts corresponding to the aggregate principal amount of the Notes (the "Global Notes") shall be delivered to the Initial Purchasers by the Company, against payment of the purchase price therefor by wire transfer of same day funds, to an account designated by the Company, provided that the Company shall give at least one business day's prior written notice to the Initial Purchasers of the information required to effect such wire transfer.

                 c. The Company will permit the Initial Purchasers to examine and package the Global Notes for delivery at least one full business day prior to the Closing Date.

                 d. It is understood that each certificate evidencing a Note shall bear a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A

         PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 30, 1998, AMONG THE COMPANY AND BEAR, STEARNS & CO. INC., JEFFERIES & COMPANY, INC. AND RAYMOND JAMES & ASSOCIATES, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         3. Offering and Resale of the NOTES.

         Each Initial Purchaser hereby acknowledges that the Notes have not been registered under the Securities Act and that they are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on its representations contained in this Agreement, including, without limitation, the following: it has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company; it acknowledges that it must bear the economic risk of this investment indefinitely unless the Notes are registered under the Securities Act or an exemption from registration is available; it has received and read the Offering Memorandum and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and other management of the Company and ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of its investment in the Company. Each Initial Purchaser represents and warrants that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act ("QIBs")). Each Initial Purchaser agrees with the Company that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, and (b) in connection with the initial placement of the Notes, it has and will solicit offers for the Notes only from, and will offer the Notes only (i) to persons whom it reasonably believes to be QIBs in accordance with Rule 144A, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Securities Act, and, in each case, in transactions under Rule 144A, or (ii) outside the United States in reliance on Regulation S under the Securities Act. The Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States, its territories and possessions except under circumstances that will result in compliance with the provisions of Regulation S under the Securities Act and the applicable laws of such jurisdiction. Each Initial Purchaser understands that no action has been taken to permit a public offering of the Notes in any jurisdiction within or without the United States where action would be required for such purpose. Each Initial Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with the consent of the Company. Each Initial Purchaser agrees to send and give a copy of the Definitive Memorandum (as the same may be supplemented or amended) to each purchaser of the Notes in connection with written confirmation of the sale of the Notes to such person.

         4.      Agreements of the Company and MHI.

         The Company and MHI, jointly and severally, agree with the Initial Purchasers as follows:

                 a. The Company and MHI will advise the Initial Purchasers promptly (and, if so requested by the Initial Purchasers, will confirm such advice in writing) of (i) the occurrence, during the period referred to in paragraph (d) below, of any event of which the Company or MHI have knowledge that makes any statement of a material fact made in the Definitive Memorandum untrue or that requires the addition of any statement of a material fact to, or other material change in, the Definitive Memorandum in order to make the statements therein, in light of the circumstances existing when it is delivered to a purchaser, not misleading and (ii) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company and MHI shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or "Blue Sky" laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or "Blue Sky" laws, the Company and MHI shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                 b. The Company will furnish to the Initial Purchasers and to those persons whom the Initial Purchasers identify to the Company such number of copies of the Definitive Memorandum, and any amendments thereof or supplements thereto, as the Initial Purchasers may reasonably request.

                 c. The Company (i) will not make any amendment of or supplement to the Offering Memorandum regarding which the Initial Purchasers shall not previously have been consulted or use any such proposed amendment or supplement to which the Initial Purchasers shall reasonably and in good faith object and (ii) shall promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Offering Memorandum that in the opinion of counsel to the Initial Purchasers may be necessary or advisable in connection with resales by the Initial Purchasers pursuant to the procedures and upon the terms and subject to the conditions set forth in the Offering Memorandum.

                 d. If, during the period from the date of the Definitive Memorandum through the Closing Date, and for so long thereafter as in the opinion of the Initial Purchasers' counsel the Definitive Memorandum is required to be delivered in connection with resales of the Notes by the Initial Purchasers, any event shall occur as a result of which it becomes necessary to amend or supplement the Definitive Memorandum in order that the Definitive Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing when the Definitive Memorandum is or is to be delivered to a purchaser, or if it becomes necessary to amend or supplement the Definitive Memorandum to comply with any law, the Company promptly will prepare an appropriate amendment of or supplement to the Definitive Memorandum so that the Definitive Memorandum, as so amended or supplemented, does not include such untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing when it is so delivered, or so that the Definitive Memorandum will comply with law, and the Company will furnish to the Initial Purchasers such number of copies thereof as they reasonably may request.

                 e. The Company will cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Notes under the securities or "Blue Sky" laws of such jurisdictions as they may request, will continue such qualification in effect for so long as required to permit the continuance of sales of and dealings in the Notes within such jurisdictions to complete the resale by them of all of the Notes as specified in Section 3 hereof, and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to taxation or service of process.

                 f. So long as any of the Notes are outstanding, the Company or MHI will furnish to the Initial Purchasers as soon as available a copy of each report mailed generally by the Company or MHI to holders of Common Stock of the Company or MHI or filed by the Company or MHI with the Commission, whether such report or filing is required by the Indenture or otherwise, and such other publicly available information concerning the Company or MHI as the Initial Purchasers reasonably may request.

                 g. So long as and at any time that the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company, upon request of any holder of the Notes, will furnish to such holder, and to any prospective purchaser or purchasers of the Notes, designated by such holder, information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

                 h. The Company and MHI will use their best efforts, and will cooperate with the Initial Purchasers, to cause the Notes to be eligible for inclusion in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. ("NASD") and to obtain approval of the Notes by DTC for "book-entry" transfer.

                 i. The Company and MHI will not, and will not authorize or knowingly permit any person acting on their behalf to, offer to sell or solicit offers to buy any of the Notes by means of any form of general solicitation or general advertising within the meaning of Section 502(c) under Regulation D under the Securities Act or in any manner involving a public offering or distribution of the Notes within the meaning of the Securities Act.

                 j. The Company shall not take any action or omit to take any action, which taking or omission, as the case may be, would result in the Company becoming an "investment company" or a company controlled by an "investment company" within the meaning of, or require the Company to register as an "investment company" under, the Investment Company Act of 1940, as amended.

                 k. Whether or not the transaction contemplated by this Agreement is consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and MHI hereunder, including in connection with:
(i) the preparation, printing, filing and distribution of the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with resales by the Initial Purchasers (other than the cost of preparation of this Agreement and the Registration Rights Agreement),
(iii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) furnishing such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with resales by the Initial Purchasers, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's and MHI's counsel and accountants, (viii) all fees and expenses (including fees and expenses of counsel) of the Company and MHI in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) rating the Notes by the rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by the Company and MHI of their other obligations under this Agreement and by the Company of its obligations under the Registration Rights Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated hereby and thereby and (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes; provided that, except as provided in this Section 4(k) and in

Section 9(c), the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

                 l. The Company will apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Definitive Memorandum.

                 m. The Company and MHI will not (and will direct their affiliates not to) take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company or MHI to facilitate the sale or resale of the Notes. Except as permitted by the Securities Act, neither the Company nor MHI will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Memorandum, (ii) definitive offering memorandum, including, without limitation, the Definitive Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

                 n. During the period beginning from the date hereof and continuing to and including the date which is six months after the Closing Date, neither the Company nor any affiliate thereof shall sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of the sale of any "security" (as defined in Section 2(1) of the Securities Act) of the same or a similar class as the Notes, other than as contemplated by the Registration Rights Agreement.

                 o. The Company and MHI will use their reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

                 p. Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Notes, in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the resale by the Initial Purchasers to QIBs or to non-U.S. persons outside the United States in reliance upon Regulation S of the Notes or to take any action that would result in the resales by the Initial Purchasers not being exempt from registration under the Securities Act.

                 q. To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                 r. Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

         5.      Indemnification.

                 a. The Company and MHI, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls such Initial Purchaser, now or hereafter, and their directors, officers and employees within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (the Initial Purchasers and each such person being sometimes hereafter referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, awards, liabilities and judgments (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendments thereof or supplements thereto (including, without limitation, the financial statements, accounting and statistical data included therein and the related notes thereto), or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as, and only to the extent that, such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon the information relating to such Initial Purchaser furnished by it to the Company expressly for use therein and used in conformity therewith. This indemnity is and will be in addition to any liability which the Company and MHI otherwise may have.

                 b. In case any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Person, or notice of any such claim is received, with respect to which indemnity may be sought against the Company or MHI, such Indemnified Person shall promptly notify the Company and MHI in writing and the Company and MHI shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of all reasonable fees and expenses of such defense; provided that the failure by any such Indemnified Person to so notify the Company and MHI shall not relieve the Company and MHI of their indemnification obligations under Sections 5(a) and
(b) hereof, except to the extent that the Company and MHI are materially prejudiced or forfeit substantive rights and defenses by reason of such failure. Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel has been authorized in writing by the Company and MHI, (ii) the Company and MHI have failed promptly to assume the defense and employ counsel (reasonably satisfactory to such Indemnified Person), or

(iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company or MHI, and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or MHI, as the case may be, and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel (in all of which cases, if such Indemnified Person notifies the Company and MHI in writing that it elects to employ separate counsel at the expense of the Company and MHI, the Company and MHI shall not have the right to assume the defense of such action on behalf such Indemnified Person; it being understood, however, that the Company and MHI shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Person and any other Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons (which shall be reasonably satisfactory to the Company and MHI) and that all such fees and expenses shall be reimbursed promptly as they are billed. The Company and MHI shall not be liable for any settlement of any such action or proceeding effected without their written consent (not to be unreasonably withheld) and if settled with their written consent or if there is a final, unappealable judgment for the plaintiff, the Company and MHI agree to jointly and severally indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. Without limiting the generality of the foregoing, the Company and MHI shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or has been threatened to be made a party where indemnity could have been sought hereunder by such Indemnified Person unless the Company and MHI shall have obtained the prior written consent of such Indemnified Person (not to be unreasonably withheld); provided, however, that the Company and MHI may effect such a settlement without the consent of such Indemnified Person if such settlement includes an unconditional release of such Indemnified Person from all liability for claims that are the subject matter of such proceeding or the Company and MHI indemnify such Indemnified Person in writing and post a bond for an amount equal to the maximum liability for all such claims as contemplated above or provide other security for such indemnity as shall be reasonably satisfactory to such Indemnified Person.

                 c. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and MHI, their directors, officers and employees and each person, if any, controlling the Company and MHI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses to the same extent as the foregoing indemnity from the Company and MHI to the Initial Purchasers but only with respect to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Offering Memorandum or any amendment thereof or supplement thereto and used in conformity therewith; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser in connection with the sale of the Notes, as set forth on the cover page of the Offering Memorandum. In case any action or proceeding shall be brought against the Company and MHI, any of their directors, any of their officers or any such controlling person based on the Offering Memorandum or any amendment thereof or supplement thereto and in respect of which indemnity may be sought against an Initial Purchaser, such Initial Purchaser shall have the same rights and duties as are given to the Company and MHI by Section 5(b) hereof (except that if the Company and MHI shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, and in such case such Initial Purchaser may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company, MHI, their directors, officers and employees and each such controlling person shall have the same rights and duties as are given to such Initial Purchaser by Section 5(b) hereof. The Company and MHI acknowledge that the only information furnished in writing by or on behalf of any Initial Purchaser expressly for use in the Offering Memorandum consists of the following: (i) the last full paragraph of text appearing on the outside front cover page of the Definitive Memorandum, (ii) the names of the Initial Purchasers in the form they appear on the outside front cover page of the Definitive Memorandum and in the table under the caption "Plan of Distribution" in the Definitive Memorandum, (iii) the first sentence of the second paragraph following the table under the caption "Plan of Distribution" in the Definitive Memorandum, (iv) the third sentence of the third paragraph following the table under the caption "Plan of Distribution" in the Definitive Memorandum and (v) the first sentence of the fifth paragraph following the table under the caption "Plan of Distribution" in the Definitive Memorandum.

                 d. If the indemnification provided for in this Section 5 is unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Losses (other than by reason of exceptions provided in such Section), then the party who would otherwise be responsible for such indemnification, in lieu of, or in addition to, indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and MHI and an Initial Purchaser shall be deemed to be in the same proportion as the total net proceeds from the

Offering (before deducting expenses) received by the Company and MHI, and the total discounts and commissions received by such Initial Purchasers, bear to the total price of the Notes to investors, in each case as set forth in the table on the cover page of the Definitive Memorandum. The relative fault of the Company and MHI and such Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and MHI or such Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and MHI and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, each Initial Purchaser shall not be required to contribute any amount in excess of the amount of the total discount applicable to the Notes purchased by such Initial Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each director, officer and employee of an Initial Purchaser or the Company and MHI, and each person, if any, who controls an Initial Purchaser or the Company and MHI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Initial Purchaser or the Company and MHI, as the case may be.

         6.      Conditions of the Initial Purchasers' Obligations.

         The Initial Purchasers' obligations to purchase and pay for the Notes shall be subject to (i) the accuracy of the representations and warranties of the Company and MHI herein contained as of the date hereof and as of the Closing Date, (ii) the absence in any certificates, opinions, written statements or letters furnished pursuant to this Section 6 to the Initial Purchasers or to their counsel, of any qualification or limitation not previously approved by the Initial Purchasers, (iii) the performance by the Company and MHI of their respective obligations hereunder required to be performed on or prior to the Closing Date, and (iv) the following additional conditions:

                 a. Since the date of the latest balance sheet included in the Definitive Memorandum: (i) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or MHI from that set forth in or contemplated by the Definitive Memorandum, (ii) the Company shall have no liability or obligation, direct or contingent, that is material to the Company and MHI, taken as a whole, other than those reflected in the Definitive Memorandum; and (iii) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, properties, prospects, oil and gas reserves, net worth or results of operations of the Company and MHI, taken as a whole, except, in each case, as expressly described in the Definitive Memorandum.

                 b. The representations and warranties made by the Company and MHI herein shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and the Company and MHI shall have complied in all material respects with all agreements hereunder required to be performed by the Company and MHI.

                 c. As to each Initial Purchaser, the purchase of and payment for the Notes to be purchased by such Initial Purchaser hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation, order or other restriction.

                 d. The Definitive Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 e. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company or MHI, threatened against, the Company or MHI before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect, on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and MHI, taken as a whole.

                 f. On the Closing Date, the Initial Purchasers shall have received the opinion of Haynes and Boone, L.L.P., counsel to the Company and MHI, dated the

Closing Date, addressed to the Initial Purchasers, and in form and scope reasonably satisfactory to the Initial Purchasers' counsel, substantially as set forth in Exhibit B hereto.

                 g. On the Closing Date, the Initial Purchasers shall have received a certificate, dated the Closing Date, signed by each of the Chairman of the Board and Vice President - Finance or the President and the Vice President - Finance of each of the Company and MHI, and such other certificates of executive officers as the Initial Purchasers may specify confirming the matters set forth in paragraphs (a), (b) (d) and (e) of this
Section 6.

                 h. On the Closing Date, the Initial Purchasers shall have received from Fulbright & Jaworski L.L.P., an opinion, dated the Closing Date, addressed to the Initial Purchasers, with respect to the Company, MHI, the Offering Memorandum, the offer, sale and resale of the Notes and other related matters as the Initial Purchasers reasonably may require, and the Company shall have furnished to such firm such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 i. Concurrently with the execution and delivery of this Agreement, the Initial Purchasers shall have received from Coopers & Lybrand L.L.P., and on the Closing Date, the Initial Purchasers shall have received from Coopers & Lybrand L.L.P., a letter addressed to the Initial Purchasers, dated the date of its delivery, substantially in the form and to the effect and with respect to such matters as shall have been previously agreed upon by the Initial Purchasers.

                 j. Concurrently with the execution and delivery of this Agreement, the Initial Purchasers shall have received from Huddleston, and on the Closing Date, the Initial Purchasers shall have received from Huddleston, a letter addressed to the Initial Purchasers, dated the date of its delivery, substantially in the form and to the effect and with respect to such matters as shall have been previously agreed upon by the Initial Purchasers.

                 k. On the Closing Date, the Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 l. On the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 m. Each of the Enron Acquisition and the Conoco Acquisition shall be consummated prior to, or simultaneously with, the Closing of the offering on substantially the terms described in the Definitive Memorandum, and the Initial

Purchasers shall have received counterparts, conformed as executed, of such documentation as they deem necessary to evidence the consummation thereof.

                 n. All outstanding indebtedness under the T.E.P. Financing, including any related swap arrangements, shall be repaid prior to, or simultaneously with, the Closing of the offering, and the Initial Purchasers shall have received counterparts, conformed as executed, of such documentation as they deem necessary to evidence such repayment.

                 o. The acquisition of the Net Profits Interest from Cambrian shall be consummated prior to, or simultaneously with, the Closing of the offering, and the Initial Purchasers shall have received counterparts, conformed as executed, of such documentation as they deem necessary to evidence the consummation thereof.

                 p. Prior to, or simultaneously with, the Closing of the offering, Cambrian shall surrender the original warrants granted to Cambrian in connection with the conveyance by the Company to Cambrian of the Net Profits Interest and the Company shall issue to Cambrian a new warrant on substantially the terms described in the Definitive Memorandum, and the Initial Purchasers shall have received counterparts, conformed as executed, of such documentation as they deem necessary to evidence the consummation thereof.

                 q. The Notes shall have been approved for trading on PORTAL.

                 r. There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 463(g) under the Securities Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                 s. The indebtedness owed by the Company to Enron Oil & Gas Company in connection with the closing of the Enron Acquisition shall have been repaid prior to, or simultaneously with, the Closing of the offering, and the Initial Purchasers shall have received counterparts, conformed as executed, of such documentation as they deem necessary to evidence such repayment.

                 t. Prior to the Closing Date, the Company and MHI shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers reasonably may request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Initial Purchasers or to their counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and scope in all material respects to the Initial Purchasers and to their counsel, all of the Initial Purchasers' obligations hereunder may be cancelled by them at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company and MHI in writing or by telephone, telecopy, telex or telegraph, confirmed in writing.

         7.      Effective Date of Agreement and Termination.

                 a. This Agreement shall become effective upon its execution.

                 b. This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers upon notice to the Company and MHI if any of the following has occurred: (i) since the respective dates as of which information is provided in the Definitive Memorandum, any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, properties, prospects, oil and gas reserves, net worth or results of operations of the Company and MHI, taken as a whole, which would, in the Initial Purchasers' reasonable judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States would, in the Initial Purchasers' reasonable judgment, make it impracticable to market the Notes on the terms and in the manner specified in the Offering Memorandum, (iii) any suspension of trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq Stock Market or the imposition of any limitation on prices (other than limitations on hours or number of days of trading) for securities on any such exchange or The Nasdaq Stock Market, (iv) the reenactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' reasonable judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and MHI, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Initial Purchasers' reasonable judgment could have a material adverse effect on the financial markets in the United States, or (viii) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

         8. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail on the Closing Date to purchase the Notes that it or they are obligated to purchase under this Agreement (the "Defaulted Notes") and (i) if the aggregate principal amount of the Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes purchased hereunder, the non-defaulting Initial Purchasers shall be obligated to purchase the Defaulted Notes in the same proportion as the amount set forth opposite their names on Schedule I bears to the aggregate principal amount of the Notes purchased hereunder or (ii) if the aggregate principal amount of the Defaulted Notes equals or exceeds 10% of the aggregate principal amount of the Notes purchased hereunder, the non-defaulting Initial Purchasers shall have the right, but not the obligation, within five days thereafter, to make arrangements for one of more of the non-defaulting Initial Purchasers to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchasers shall not have completed such arrangements within such five-day period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or MHI. No action taken pursuant to this Section 8 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         9.      Miscellaneous

                 a. Notices given pursuant to any provision of this Agreement shall be given by facsimile transmission or by notice in writing hand delivered or by certified mail, postage prepaid, return receipt requested. All such notices shall be sent to the facsimile transmission number or address (as the case may be) as follows:

                          (i)     if to the Company or MHI, to:

                                  Michael Petroleum Corporation
                                  13101 Northwest Freeway, Suite 320
                                  Houston, Texas 77040
                                  Attention: President
                                  Fax Number: (713) 895-0320

                                  with a copy to:

                                  Haynes and Boone, L.L.P.
                                  1000 Louisiana Street, Suite 4300
                                  Houston, Texas 77002-5012
                                  Attention: Marc H. Folladori
                                  Fax Number: (713) 547-2600

                          (ii)    if to the Initial Purchasers, to:

                                  Bear, Stearns & Co. Inc.
                                  245 Park Avenue
                                  New York, New York 10167
                                  Attention:  Corporate Finance Department
                                  Fax Number:  (212) 272-3092

                                  and

                                  Jefferies & Company, Inc.
                                  11100 Santa Monica Boulevard
                                  Los Angeles, California 90025
                                  Attention:  Jerry Gluck
                                  Fax Number:  (310)  914-1014

                                  and

                                  Raymond James & Associates
                                  880 Carillon Parkway
                                  St. Petersburg, Florida 33716
                                  Attention:  Corporate Finance Department
                                  Fax Number: (813) 573-8058

                                  with a copy to:

                                  Fulbright & Jaworski L.L.P.
                                  1301 McKinney, Suite 5100
                                  Houston, Texas  77010
                                  Attention: Charles L. Strauss
                                  Fax Number:  (713) 651-5246


                 b. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and MHI and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the officers or directors of any of the Company and MHI or any controlling person of the Company or MHI and (ii) acceptance of the Notes and payment for them hereunder. The respective agreements, indemnities and other statements set forth in Sections 4(k) and 5 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                 c. If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or MHI to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and MHI shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the offering of the Notes.

                 d. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and MHI, their respective directors and officers, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing it is expressly understood and agreed that each purchaser of the Notes from the Initial Purchasers is intended to be a beneficiary of the Company's and MHI's covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by the Company and MHI, and each such purchaser shall have the right to take action against either of the Company and MHI to enforce, and obtain monetary recovery for damages resulting from any breach of, those covenants.

                 e. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and performed wholly in such state and without regard to the choice of law provisions of such state.

                 f. This Agreement may be signed in counterparts, all of which taken together shall constitute but one and the same original instrument.

         Please confirm that the foregoing correctly sets forth the mutual agreement and understanding between the Company, MHI and the Initial Purchasers as to the subject matter herein set forth.

                       PURCHASE AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above:

                                       Very truly yours,

                                       MICHAEL PETROLEUM CORPORATION



                                       By:   /s/ MICHAEL FARMAR
                                            ------------------------------------
                                       Name:   Michael Farmar
                                             -----------------------------------
                                       Title:    President
                                              ----------------------------------

                                       MICHAEL HOLDINGS, INC.


                                       By:   /s/ MICHAEL FARMAR
                                            ------------------------------------
                                       Name:   Michael Farmar
                                             -----------------------------------
                                       Title:    President
                                              ----------------------------------

                       PURCHASE AGREEMENT SIGNATURE PAGE



Accepted and agreed to as of
the first date written above


BEAR, STEARNS & CO. INC.


By:    /s/ T. ANDREW BUGAS
      ---------------------------------
Name:   T. Andrew Bugas
      ---------------------------------
Title:     Senior Managing Director
        -------------------------------


JEFFERIES & COMPANY, INC.


By:   /s/ JOE MALY
    -----------------------------------
Name:   Joe Maly
      ---------------------------------
Title:    Managing Director
       --------------------------------


RAYMOND JAMES & ASSOCIATES, INC.


By:      /s/ JAMES A. MCDANIEL
       --------------------------------
Name:   James A. McDaniel
      ---------------------------------
Title:     Managing Director
       --------------------------------

                                   SCHEDULE I


                                                             Principal Amount
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . .  .     $     94,500,000
Jefferies & Company, Inc. . . . . . . . . . . . . . .  .           33,750,000
Raymond James & Associates, Inc.  . . . . . . . . . .  .            6,750,000
                                                             ----------------
                 Total  . . . . . . . . . . . . . . .  .     $    135,000,000
                                                             ================